UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2012

VIEW SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30178	59-2928366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Accountants:

(i) On June 21, 2012, Seale and Beers, CPAs, LLC was dismissed as the Company’s independent accountant. Because the Company has no standing audit committee the Company’s full Board of Directors participated in and approved the decision to change independent accountants.

(ii) Seale and Beers, CPAs, LLC was initially engaged on March 30, 2012 to serve as the Company’s independent accountant for the year ended December 31, 2011.  Seale & Beers, CPAs, LLC was dismissed as the Company’s independent accountant prior to completing its audit of the Company’s financial statements for the year ended December 31, 2011 and prior to rendering an opinion on such financial statements for such period.  In connection with its audit of financial statements for the year ended December 31, 2011, there have been no disagreements with Seale & Beers, CPAs, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Seale & Beers, CPAs, LLC would have caused it to make reference thereto in its report on the financial statements, except as discussed in (iii) below.

(iii)  Since the Company’s engagement of Seale & Beers, CPAs, LLC on March 30, 2012 and through the date of this Current Report, there have been certain reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K, as follows:

During the course of its audit of the Company’s 2011 financial statements, Seale & Beers, CPAs, LLC recommended that the Company record several adjustments to its financial statements to properly apply accounting principles generally accepted in the United States (“U.S. GAAP”) to several of its 2011 transactions, that if not recorded would have prevented Seale & Beers, CPAs, LLC from rendering an unqualified audit report on the Company’s financial statements.  The Company agreed with all of those recommendations and has recorded such recommended adjustments.

Additionally, during the course of its audit of the Company’s 2011 financial statements, Seale & Beers, CPAs, LLC recommended that the Company perform an internal review of 100% of its 2011 revenue transactions to ensure that revenue was recognized pursuant to its internal accounting policies and accounting principles generally accepted in the United States (“U.S. GAAP”), that if not performed would have prevented Seale & Beers, CPAs, LLC from rendering an unqualified audit report on the Company’s financial statements.  Additionally, Seale & Beers, CPAs, LLC has advised the Company of the need to expand significantly the scope of its audit as it relates to revenue recognition, that if further investigated may impact the fairness of the Company’s 2011 interim and annual financial statements.

As a result of Seale & Beers, CPAs, LLC’s recommendations with respect to revenue recognition, the Company engaged an outside consultant located in Bethesda, Maryland (close to the Company’s operations) to perform a review of 100% of the Company’s 2011 revenue arrangements and to identify any misapplication of US GAAP with respect to those arrangements.  During the course of this review, the Company determined that its revenue arrangements (and the accounting for those arrangements) are more complicated than the Company previously thought and require greater auditing resources to attest in a timely manner.  As a result of these complexities, the Company determined it needed to engage an independent accountant that is located close to the Company’s operations, in Baltimore, Maryland, and therefore is more readily accessible to the Company than is Seale & Beers, CPAs, LLC.  Accordingly, the Company’s Board of Directors determined to engage Stegman & Company, as its principal independent accountant.

Seale & Beers, CPAs, LLC has advised the Company that its audit procedures, especially those with respect to revenue recognition, have not been resolved to Seale & Beers, CPAs, LLC’s satisfaction prior to its dismissal.

(iv) The Company requested that Seale & Beers, CPAs, LLC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(b)	New Independent Accountants:

On June 22, 2012, the Company engaged Stegman & Company as its new registered independent public accounting firm. Stegman & Company is headquartered in Baltimore, Maryland and has 12 partners and 25 staff members (as reported by the Public Company Accounting Oversight Board in its public report on Stegman & Company dated May 27, 2010).  During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Stegman & Company regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

This decision to engage Stegman & Company was approved by the full Board of Directors of the Company.  Because the Company has no standing audit committee the Company’s full Board of Directors participated in and approved the decision to change independent accountants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description of Exhibit

16.1 Letter from Seale & Beers, CPAs, LLC to the Securities and Exchange Commission dated June 25, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc. (Registrant)

Date: June 25, 2012	By:	/s/ Gunther Than
Name: Gunther Than
Title: Chief Executive Officer

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